                                                                   EXHIBIT 10.20

                                April 28, 1997

Cheniere Energy Operating Company, Inc.
237 Park Avenue, Suite 2100
New York, NY 10017

                                Re: Fifth Amendment to Exploration Agreement
                                    dated April 4, 1996 between Zydeco
                                    Exploration, Inc. and FX Energy, Inc.

Gentlemen:

In accordance with the provisions of Section 16.b of the captioned Agreement and when accepted by you in the manner hereinafter provided, this letter shall constitute our agreement to amend said document to provide for expansion of the Area of Mutual Interest as stipulated in Section 14 thereof and depicted on Exhibit "B" attached thereto as follows, to wit:

     The Area of Mutual Interest is hereby expanded to include those Blocks within the area of 3-D seismic coverage acquired by Zydeco Exploration, Inc. from Fairfield Industries Inc. by Supplement Agreement No. 1 to Master License Agreement dated January 9, 1997, lying or being situated outside of the existing AMI, and being Blocks 24, 25, 40, 41, 42, 43, 44, and 45, West Cameron Area, Offshore Louisiana.

Except as herein specifically amended, all other provisions of the captioned Agreement shall remain unchanged. If you are in agreement with the foregoing, please so indicate by signing and returning the attached copy of this letter for completion of our files.

                                             Very truly yours,

                                             /s/ John O. Smith

                                             John O. Smith
                                             President & Chief Operating Officer

ACCEPTED AND AGREED TO
THIS 28 DAY OF APRIL, 1997.

CHENIERE ENERGY OPERATING COMPANY, INC.

/s/ Walter Williams
------------------------------
    Walter Williams
    Vice Chairman